Exhibit 99.1

Investor Contact: Brandon Elliott (724) 485-4526

CONSOL Energy Inc. Commences Offering of $250 Million of Senior Notes

PITTSBURGH (March 2, 2011) - CONSOL Energy Inc. (NYSE: CNX) today announced that it has commenced an offering in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of $250 million of senior notes due 2021 (the “Notes”). The Notes will be guaranteed by substantially all of the company’s existing and future domestic restricted subsidiaries.

The company plans to use the net proceeds of the notes offering to repay its outstanding 7.875% senior secured notes due March 1, 2012 on or before their maturity. Pending such use, the proceeds may be used to reduce outstanding indebtedness under the company’s short term credit facilities and accounts receivable securitization facility and may be used for general corporate purposes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to sell or a solicitation of an offer to buy any securities.

About CONSOL Energy

CONSOL Energy Inc., the leading diversified fuel producer in the Eastern United States, is a member of the Standard & Poor’s 500 Equity Index and the Fortune 500. It has 11 bituminous coal mining complexes in five states and reports proven and probable coal reserves of 4.4 billion tons. It is also the leading Appalachian gas producer, with proved reserves of over 3.7 trillion cubic feet. Additional information about CONSOL Energy can be found at its Web site: www.consolenergy.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements in this release, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934). These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; declines in the prices we receive for our gas affecting our operating results and cash flow; uncertainties in estimating our gas reserves; replacing our gas reserves; uncertainties in exploring for and producing gas; our inability to obtain additional financing necessary in order to fund our operations, capital expenditures and to meet our other obligations; disruptions, capacity constraints in or other limitations on the pipeline systems which deliver our gas; competition in the gas industry; the availability of personnel and equipment; increased costs; the effects of government regulation and permitting and other legal requirements; legal uncertainties regarding the ownership of the coalbed methane estate; costs associated with perfecting title for gas rights in some of our properties; our need to use unproven technologies to extract coalbed methane in some properties; our relationships and arrangements with CONSOL Energy; and other factors discussed under “Risk Factors” in the 10-K for the year ended December 31, 2010. We are including this cautionary statement in this release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us.